EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 1, 2005 accompanying the consolidated financial statements incorporated by reference in the annual report of Origen Financial, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Origen Financial, Inc. on Form S-8 (File No. 333-121279) effective December 15, 2004.

/S/ GRANT THORNTON LLP

Southfield, Michigan
April 13, 2005